UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KKR REAL ESTATE FINANCE TRUST INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KKR Real Estate Finance Trust Inc.
9 West 57th Street, Suite 4200
New York, New York 10019

March 18, 2020

Dear Fellow Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), which will be held at 8:30 a.m., Eastern Time, on Monday, April 27, 2020, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. At the Annual Meeting, stockholders will be asked to:

•	elect the director nominees listed herein;
•	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020; and
•	consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Details concerning the matters to come before stockholders at the Annual Meeting are described in the attached Notice of 2020 Annual Meeting of Stockholders and Proxy Statement.

Your Board of Directors unanimously recommends that you vote FOR all of the director nominees listed in the Proxy Statement and FOR the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide a convenient, economic and environmentally friendly way to access the proxy materials and authorize a proxy to vote your shares.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the Annual Meeting.

On behalf of the Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Ralph F. Rosenberg
Ralph F. Rosenberg
Chairman of the Board of Directors
/s/ Christen E.J. Lee	/s/ Matthew A. Salem
Christen E.J. Lee	Matthew A. Salem
Executive Officer and Director Nominee	Chief Executive Officer

KKR Real Estate Finance Trust Inc.
9 West 57th Street, Suite 4200
New York, New York 10019

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders:

We hereby notify you that KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), is holding its 2020 annual meeting of stockholders (the “Annual Meeting”) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017,* on Monday, April 27, 2019, at 8:30 a.m., Eastern Time. At the Annual Meeting, stockholders will be asked to:

1.	elect the director nominees listed herein;
2.	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020; and
3.	consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can vote your shares if the Company’s records show that you were a stockholder of record of the Company’s common stock or special voting preferred stock as of the close of business on March 4, 2020, the record date for the Annual Meeting. Stockholders, whether or not they expect to attend the Annual Meeting, are requested to authorize a proxy to vote their shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card. Instructions are also described in the accompanying Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting, and stockholders who attend the meeting and who are eligible to vote may withdraw their proxies and vote in person.

Sincerely,

/s/ Vincent J. Napolitano
Vincent J. Napolitano
Secretary

March 18, 2020

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 18, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 27, 2020: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

* Due to the emerging public health impact of the coronavirus or COVID-19, we are planning for the possibility that we may need to change the location of the Annual Meeting or that the Annual Meeting may become a virtual meeting, held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available at http://www.kkrreit.com/investor-relations/press-releases/2020.

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KKR Real Estate Finance Trust Inc.
9 West 57th Street, Suite 4200
New York, New York 10019

PROXY STATEMENT FOR
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2020

This Proxy Statement and our annual report for the fiscal year ended December 31, 2019 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company,” “KREF,” “we,” “us,” or “our”), in connection with our 2020 annual meeting of stockholders (the “Annual Meeting”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Where and when will the Annual Meeting be held?

The meeting will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 8:30 a.m., Eastern Time, on Monday, April 27, 2020. To obtain directions to the Annual Meeting, please contact our Investor Relations department at 888-806-7781 or KREF-IR@kkr.com.

Due to the emerging public health impact of the coronavirus or COVID-19, we are also planning for the possibility that we may need to change the location of the Annual Meeting or switch to an alternative method of holding the meeting, such as a virtual meeting, held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available at http://www.kkrreit.com/investor-relations/press-releases/2020.

Why am I being provided with these proxy materials?

We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by our Board of proxies for the matters to be voted on at our Annual Meeting and at any adjournment or postponement thereof.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card on how you would like your shares voted, sign the proxy card and return it in the envelope provided.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting described below. Then, if you are a stockholder of record as of the close of business on March 4, 2020 (the “Record Date”) and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice and Access Card or proof of stock ownership. If your shares are held in “street name” by a broker, bank or other nominee, you may vote shares only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to authorize your voting instructions in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with either your Notice and Access Card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other nominee and you wish to be admitted to the Annual Meeting, you must present proof of your stock ownership, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES OR PACKAGES WILL BE PERMITTED AT THE ANNUAL MEETING.

What am I voting on?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

• Proposal 1:	Election of the director nominees listed herein
• Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020

Who can vote?

You can vote your shares of our common stock and special voting preferred stock if our records show that you were the owner of such shares as of the close of business on the March 4, 2020 Record Date. As of the Record Date, there were a total of 57,486,583 shares of our common stock and one share of our special voting preferred stock outstanding and entitled to vote at the Annual Meeting. Each share of our common stock entitles the holder thereof the right to one vote. The share of special voting preferred stock entitles the holder thereof the right, solely with respect to the election of directors, to vote the number of votes necessary (when combined with the aggregate number of votes the holder of the share of special voting preferred stock and its affiliates are entitled to vote as a result of their ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors. The holder of the share of special voting preferred stock may only vote on the director election proposal. See “How many votes are required to approve each proposal?” for additional information regarding the special voting preferred stock.

What constitutes a quorum?

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

How many votes are required to approve each proposal?

With respect to the election of directors (Proposal 1), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast by the holders of shares of common stock and the share of special voting preferred stock, voting together, even if less than a majority, will be elected. There is no cumulative voting in director elections.

Pursuant to our Articles of Restatement (the “Charter”), until such time as (1) KKR Group Partnership L.P. (f/k/a KKR Fund Holdings L.P.) and its affiliates (collectively, “KKR Stockholder”), an affiliate of our Manager and its parent company, KKR & Co. Inc. (“KKR”), cease to own at least 25% of the outstanding shares of our common stock, (2) KKR REFT Asset Holdings LLC and its affiliates (collectively, “KKR REFT Asset Holdings”), an affiliate of KKR Stockholder, elect to convert the share of our special voting preferred stock into one share of our common stock or (3) beneficial and/or record ownership of the share of our special voting preferred stock is transferred to any person other than KKR Stockholder or its affiliates, the share of our special voting preferred stock gives KKR REFT Asset Holdings the right, solely with respect to the election of members of our Board, to vote the number of votes necessary (when combined with the aggregate number of votes KKR REFT Asset Holdings is entitled to vote as a result of its ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors. See “Transactions with Related Persons.”

As of the Record Date, KKR Stockholder owned more than 25% of the outstanding shares of our common stock, and KKR REFT Asset Holdings was the beneficial owner of the one share of special voting preferred stock. KKR REFT Asset Holdings, therefore, is entitled to vote a majority of the votes entitled to be cast in an election of directors. KKR REFT Asset Holdings has advised us that it intends to vote in favor of the director nominees listed herein, and the director election proposal is, therefore, assured passage.

The ratification of our independent registered public accounting firm (Proposal 2) requires approval by majority of the votes cast.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) interpretations, your shares may be voted on Proposal 2 (auditor ratification) if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions, because the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2020 is considered a “routine” matter under the NYSE rules for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. The other item on this year’s ballot is a “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How are votes counted?

With respect to the election of directors (Proposal 1), you may vote “FOR ALL” of the director nominees, vote “WITHHOLD ALL” for all of the director nominees or vote “FOR ALL EXCEPT” one or more director nominees. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Broker non-votes will not affect the outcome of this proposal.

With respect to the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal and, as this proposal is considered a “routine” matter under the NYSE rules, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to both Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon at the Annual Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement.
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to volte your shares according to your voting instructions. Specifically, you may vote:

•	By Internet – If you have Internet access, you may authorize your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.
•	By Telephone – If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.
•	By Mail – You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 26, 2020, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record must be received no later than April 26, 2020.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What does it mean if I receive more than one Notice and Access Card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice and Access Card you receive.

Can I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement revoking your proxy card to our Secretary or any corporate officer of the Company, provided such statement is received no later than Friday, April 24, 2020;
•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on Sunday, April 26, 2020;
•	submitting a properly signed proxy card with a later date that is received no later than April 24, 2020; or
•	by attending the Annual Meeting, revoking your proxy and voting in person.

Proxy revocation notices should be sent to KKR Real Estate Finance Trust Inc., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Who pays for this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors and officers, officers of our external manager, KKR Real Estate Finance Manager LLC (our “Manager”), and employees of affiliates of our Manager in person or by telephone, electronic transmission and facsimile transmission. Such persons will receive no additional compensation for their solicitation. In addition, brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

What happens if a change to the Annual Meeting is necessary due to exigent circumstances?

While we have every intention of holding the Annual Meeting as indicated in the “Notice of 2020 Annual Meeting of Stockholders”, if exigent and unexpected circumstances, such as a global health crisis like COVID-19, prevent the Company from holding the Annual Meeting as planned, we may determine to change the location of the Annual Meeting or to switch to an alternative method of holding the meeting, such as a virtual meeting. If the Company needs to take such action on an exceptional basis, we plan on issuing a press release notifying our stockholders of such development, which will also be available at http://www.kkrreit.com/investor-relations/press-releases/2020. Any such decision by the Company has no impact on stockholder’s ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this proxy statement.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently eight members serving on the Board. R. Craig Blanchard, a current director, will not be standing for reelection at the Annual Meeting. The Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, unanimously nominated Christen E.J. Lee, the Company’s former Co-Chief Executive Officer and Co-President, for election to the Board at the Annual Meeting as well as the seven incumbent directors listed below for re-election to the Board at the Annual Meeting. Upon his election to the Board, Mr. Lee will fill the vacancy on the Board left upon the conclusion of Mr. Blanchard’s term, and it is expected that Mr. Lee will assume the role of Vice Chairman. The Board knows of no reason why these nominees are unable or unwilling to serve as directors if re-elected but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of any substitute nominee selected by our Board, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our Bylaws.

Nominees for Election as Directors

The following sets forth the positions, ages and biographical information for our director nominees as of March 18, 2020.

Name	Age	Position
Ralph F. Rosenberg	55	Chairman of the Board
Christen E.J. Lee	41	Executive Officer and Director Nominee
Todd A. Fisher	54	Director
Terrance R. Ahern	64	Director
Irene M. Esteves	61	Director
Jonathan A. Langer	50	Director
Paula Madoff	52	Director
Deborah H. McAneny	60	Director

Ralph F. Rosenberg has served as a director since October 2014 and is the Chairman of our Board of Directors. Mr. Rosenberg is also a member of our Manager’s investment committee. Mr. Rosenberg joined KKR in 2011 and is a Member and Global Head of KKR Real Estate. Before joining KKR, Mr. Rosenberg was a partner at Eton Park Capital Management through the end of 2010, holding a seat on the firm’s operating, risk and valuation committees. He was responsible for the firm’s CRE-related investing in securities, whole loans and real property and historically was also involved in the firm’s private lending efforts, performing and distressed credit investments, and asset-backed financings. Prior to joining Eton Park in 2008, Mr. Rosenberg was the founder and Managing Partner of R6 Capital Management, an investment business focused on CRE, asset-based and corporate credit situations. Prior to founding R6 Capital, Mr. Rosenberg spent seventeen years at Goldman Sachs. He was the Co-Founder and Co-Head of the Goldman Sachs Global Special Situations Group from 2004 to 2006. In this capacity, he had joint responsibility for the investment, risk management and asset management of Goldman Sachs’ multi-billion dollar fixed income proprietary investment business. A core component of this platform was investing in CRE securities and whole loans. Prior to 2004, Mr. Rosenberg was the Co-Chief Operating Officer of the Goldman Sachs Real Estate Principal Investment Area, which invests the Whitehall Street Real Estate Limited Partnerships. Mr. Rosenberg co-founded both the Archon Group, which provided Whitehall with property and loan level diligence, asset management and servicing expertise worldwide, and Archon Capital, one of the leading providers of mezzanine financing to the real estate community. Mr. Rosenberg joined Goldman Sachs in 1986 and then returned to Goldman Sachs in 1990 after attending business school. He became a Partner and Managing Director in 1998. Mr. Rosenberg is a member of the Brown University Corporation and serves in several leadership positions on behalf of the University. He is also a former Trustee of The Masters School in Dobbs Ferry, New York, an Honorary Trustee of the Francis W. Parker School in Chicago and a former member of the Stanford Graduate School of Business Trust. He is currently the Vice Chairman of the Pension Real Estate Association and is a Global Member of the Urban Land Institute. He graduated from Brown University, magna cum laude, with a B.A. in American History. He received an M.B.A. from the Stanford Graduate School of Business.

Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate equity and debt investment. Our Board also considered Mr. Rosenberg’s prior board experience.

Christen E.J. Lee served as Co-Chief Executive Officer and Co-President of our Company and of our Manager from October 2015 and March 2016, respectively, until March 2020, and currently serves as a member of our Manager’s investment committee. Upon his election to the Board, Mr. Lee is expected to assume the role of Vice Chairman of the Board. Mr. Lee joined KKR in 2012, is a Partner of KKR and Head of KKR’s Real Estate business in the Americas where he oversees both equity and credit investing platforms in the region. Mr. Lee serves on KKR’s Real Estate Equity and Credit Investment Committees in the Americas, KKR’s Real Estate Equity and Credit Portfolio Management Committees in the Americas, KKR’s Inclusion & Diversity Council and chairs KKR’s Real Estate Valuation Committee. Prior to joining KKR, Mr. Lee was a Principal at Apollo Global Management, where he spent three years on its Global Real Estate team where he focused on sourcing and executing real estate private equity and credit investments in North America. Before joining Apollo in 2009, he was a Vice President at Goldman Sachs in the Real Estate Principal Investment Area (“REPIA”) where he was responsible for the sourcing, evaluation and execution of real estate private equity investments in North America. Prior to working in REPIA, Mr. Lee spent two years as an analyst in Goldman Sachs’ Real Estate Investment Banking group. He is a former trustee of St. Mark’s School of Texas in Dallas and currently serves as a member of the Board of Directors of Sponsors for Educational Opportunity in New York and as a member of the Dean’s Advisory Council for Emory College of Arts and Sciences in Atlanta, Georgia. Mr. Lee is a member of the CRE Finance Council, Pension Real Estate Association, Real Estate Capital Policy Advisory Committee for the Real Estate Roundtable, Real Estate Executive Council, Manhattan Chapter of YPO and Urban Land Institute where he sits on one of its Urban Development and Mixed-Use Councils. He received a B.A. in Economics from Emory University and an M.B.A. from Harvard Business School.

Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate investments and his involvement in the real estate industry. Our Board also considered Mr. Lee’s experience as the Company’s former Co-Chief Executive Officer and Co-President.

Todd A. Fisher has served as a director since October 2014. He is currently Managing Director, Scalable Solutions at Year Up, a not-for-profit focused on creating pathways to high quality jobs for disconnected young adults. He spent 2018 as an Advanced Leadership Initiative Fellow at Harvard University following his retirement from KKR in December 2017. Mr. Fisher joined KKR in 1993 and was a Member from 2000 and Global Chief Administrative Officer from 2008. Mr. Fisher was responsible for all business operations functions (finance, legal, IT, HR, risk, office operations, public affairs), as well as coordinating across KKR on strategy, risk management and control infrastructure. He also oversaw KKR’s Real Estate investment business and was a member of our Manager’s investment committee. Prior to becoming Chief Administrative Officer, Mr. Fisher was a member of KKR’s private equity business, served on KKR’s Private Equity Investment Committee, and was responsible for multiple investments across the retail, chemical, financial and business services industries. He was a founding member of KKR’s European private equity business and lived in London from 1999 to 2010. Prior to joining KKR, Mr. Fisher worked for Goldman Sachs in New York and for Drexel Burnham Lambert in Los Angeles. Mr. Fisher previously chaired KKR’s Management Committee and Risk Committee and served on KKR’s Real Estate Investment and Portfolio Committees as well as the Global Conflicts Committee. Mr. Fisher graduated from Brown University with a B.A. in Biology and received an M.A. in International Affairs and Latin American studies from Johns Hopkins University School of Advanced International Studies (“SAIS”) and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania. He is currently Chairman of the Board of Advisors for SAIS, a director of New Visions for Public Schools, a member of various committees of the United States Holocaust Museum and a member of the Council on Foreign Relations. He has served on multiple other not-for-profit government and corporate boards over the course of his career.

Qualifications, Attributes, Skills and Experience: Our Board considered his experience as a private equity professional, extensive knowledge of KKR’s global platform through his most recent role as KKR’s Chief Administrative Officer and his committee service, as well as his involvement with KKR from 1993 to 2017. Our Board also considered Mr. Fisher’s prior board experience.

Terrance R. Ahern has served as a director since May 2017. Mr. Ahern co-founded The Townsend Group in 1983 and is the Chief Executive Officer and a member of the firm’s management and investment committees. The Townsend Group is a provider of global investment management solutions focused on real estate, infrastructure, timber and agriculture. Prior to founding Townsend, Mr. Ahern was the Vice President of a real estate investment bank after beginning his career in the private practice of law. Mr. Ahern was a member of the National Council of Real Estate Investment Fiduciaries and is a former member of the board of directors of the

Pension Real Estate Association. He is currently chairman of the board of directors of Site Centers Corp. (NYSE: SITC), a self-administered and self-managed real estate investment trust, where he also serves as chair of the compensation committee and member of the audit committee, dividend declaration committee and pricing committee. He previously served as an independent director on the board of directors of Berkshire Realty Company, Inc. (formerly NYSE: BRI) from 1997 until the company was taken private in 1999. Mr. Ahern received a B.A., magna cum laude, and J.D. cum laude, from Cleveland State University.

Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate investments and his involvement in the real estate industry. Our Board also considered Mr. Ahern’s public company board experience.

Irene M. Esteves has served as a director since June 2018. She most recently served as the Chief Financial Officer of Time Warner Cable Inc. from 2011 to 2013 and previously served as the Executive Vice President and Chief Financial Officer of XL Group plc from 2010 to 2011. Prior to that, Ms. Esteves was the Senior Vice President and Chief Financial Officer of Regions Financial Corporation from 2008 to 2010. Ms. Esteves currently serves as a director of R.R. Donnelley & Sons Company (NYSE: RRD), Aramark (NYSE: ARMK) and Spirit AeroSystems Holdings, Inc. (NYSE: SPR) and previously served as a director of Level 3 Communications, Inc. (formerly NYSE: LVLT), The Timberland Co. (formerly Nasdaq: TBL), Johnson Diversey Inc., tw telecom inc. (formerly Nasdaq: TWTC) and Mrs. Baird’s Bakeries Inc. Ms. Esteves received a B.B.A. from the University of Michigan School of Business and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Qualifications, Attributes, Skills and Experience: Our Board considered her financial expertise and familiarity with financial reporting and internal controls having served as chief financial officer of various public companies, her knowledge and familiarity overseeing global finance, risk, management and strategy for large domestic and international companies and her considerable corporate governance experience having served on several other public company boards.

Jonathan A. Langer has served as a director since May 2017. He has served as a Managing Member at Fireside Investments LLC, a private investment firm that he founded in January 2012. He is currently a member of the board of directors of International Market Centers, Inc., which he joined in September of 2017. Mr. Langer served as Chief Executive Officer and President of NorthStar Realty Finance Corp. (NASDAQ: formerly NRF) from August 2015 to March 2017, when NorthStar Realty Finance merged with Colony Capital, Inc. and NorthStar Asset Management Group Inc. He also served as Executive Vice President of NorthStar Asset Management Group from August 2015 to March 2017, a position he maintained as a co-employee with NorthStar Realty Finance. Mr. Langer was an Operating Partner and Consultant at Bain Capital from March 2010 to March 2012, where he worked in its private equity area. From 1994 to 2010, Mr. Langer was employed at Goldman, Sachs & Co., where he most recently worked as a Partner in its Real Estate Principal Investment Area (REPIA), which invests the Whitehall Street Real Estate Limited Partnerships. His responsibilities included overseeing REPIA’s North American real estate and global lodging investment efforts. During his tenure at Goldman Sachs, Mr. Langer served as a member of the board of directors of Icon Parking, Westin Hotels and Resorts, Kerzner International Resorts, Inc., Hilton Hotels & Resorts and Strategic Hotels & Resorts, Inc. (formerly NYSE: BEE). He also served on the board of Morgans Hotel Group (formerly Nasdaq: MHGC) and was chairman of its special transaction committee. Mr. Langer received a B.S. in Economics from the Wharton School at the University of Pennsylvania.

Qualifications, Attributes, Skills and Experience: Our Board considered his experience as a chief executive officer of a public company, extensive real estate and investment expertise and roles at several public companies. Our Board also considered Mr. Langer’s significant prior private and public company board experience.

Paula Madoff has served as a director since May 2018. Ms. Madoff currently serves as an advisor to Goldman, Sachs and Co. (“Goldman”), a global investment banking, securities and investment management firm. She has been employed by Goldman for 25 years where she was most recently a Partner and Head of Sales and Distribution for Interest Rate Products and Mortgages until her retirement from this position in August 2017. From August 2017 to April 2018, Ms. Madoff was employed as an Advisory Director at Goldman. She brings experience in managing regulatory and market structure changes, investing, risk management, and capital markets activities. Ms. Madoff serves as a nonexecutive director on the boards of Great-West Lifeco (TSX:GWO);

Tradeweb (NASDAQ:TW); and ICE Benchmark Administration, where she is also Chair of the ICE LIBOR Oversight Committee. She held several additional leadership positions at Goldman, including Co-Chair of the Retirement Committee, overseeing all 401(k) and pension plan assets; CEO of Goldman Sachs Mitsui Marine Derivatives Products, L.P.; and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee. Before joining Goldman, Ms. Madoff worked in Mergers and Acquisitions at Wasserstein Perella & Co. and in Corporate and Real Estate Finance at Bankers Trust. Ms. Madoff is a 2018 David Rockefeller Fellow, a Director of Hudson River Park Friends, a member of the Harvard Business School Alumni Board, and a member of the Harvard Kennedy School Women and Public Policy Women’s Leadership Board. Ms. Madoff received an M.B.A. from Harvard Business School and a Bachelor of Arts degree in Economics, cum laude, from Lafayette College.

Qualifications, Attributes, Skills and Experience: Our Board considered Ms. Madoff’s deep bench of knowledge and experience working with sales and distributions for Goldman’s interest rate products and mortgages, as well as her significant service on boards and board committees.

Deborah H. McAneny has served as a director since May 2017. Ms. McAneny previously served as the Chief Operating Officer of Benchmark Senior Living, LLC, an owner and operator of senior living facilities in New England from 2007 to 2009. She served as a director of Benchmark and has been a member of its board of advisors since 2013. Prior to joining Benchmark, Ms. McAneny was employed by John Hancock Financial Services, where she advanced to Executive Vice President and was responsible for a portfolio of structured and alternative investment businesses including John Hancock’s real estate, structured fixed income, timber and agricultural investment business units. Prior to joining John Hancock in 1985, she was a senior auditor for Arthur Anderson & Co. Ms. McAneny is currently on the board of Jones Lang Lasalle, Inc (NYSE: JLL), a publicly traded global professional services and investment management firm specializing in real estate where she is a member of the nominating and corporate governance committee and the compensation committee, a director of RREEF Property Trust, Inc., a public non-traded REIT, where she serves on the audit committee, THL Credit, Inc. (Nasdaq: TCRD), a publicly traded business development company, where she serves as the chairperson of the audit committee, and a director of RREEF America REIT II, Inc., a private REIT, where she serves as a member of the nominating committee, and chairperson of the compensation committee. From 2005 to 2014, she also served as a director of KKR Financial Holdings LLC (formerly NYSE: KFN), a specialty finance company, where she was chairperson of the compensation committee and a member of the affiliated transaction committee and nominating and corporate governance committee. She currently serves on the board of the University of Vermont Foundation and formerly served as trustee and chair of the board of the University of Vermont. Ms. McAneny has also served as President of the CRE Finance Council, formerly known as the Commercial Mortgage Securities Association. Ms. McAneny received a B.S. in Business Management from the University of Vermont and holds a Masters Professional Director Certification from the American College of Corporate Directors.

Qualifications, Attributes, Skills and Experience: Our Board considered her many years of real estate and finance experience, as well as her involvement in the real estate industry. Our Board also considered Ms. McAneny’s extensive private and public company board and committee experience.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Composition of the Board of Directors

Our Bylaws provide that a majority of the entire Board may increase or decrease the number of directors, provided the number of directors will never be less than the minimum number required by the Maryland General Corporation Law, which is one, nor, unless our Bylaws are amended, more than 15. Directors are elected at our annual meeting of stockholders, and each director is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until the director’s earlier resignation, removal, disqualification or death.

Pursuant to our Charter, until such time as (1) KKR Stockholder ceases to own at least 25% of the outstanding shares of our common stock, (2) KKR REFT Asset Holdings elects to convert the share of our special voting preferred stock into one share of our common stock or (3) beneficial and/or record ownership of the share of our special voting preferred stock is transferred to any person other than KKR Stockholder, the share of our special voting preferred stock gives KKR REFT Asset Holdings the right, solely with respect to the election of members of our Board, to vote the number of votes necessary (when combined with the aggregate number of votes KKR REFT Asset Holdings is entitled to vote as a result of its ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors.

In addition, pursuant to our stockholders agreement, dated as of March 29, 2016, with KKR Stockholder and the other stockholders party thereto (as amended, the “stockholders agreement”), so long as KKR Stockholder owns at least 25% of our outstanding common stock, KKR Stockholder will have the right to nominate at least half of the directors to our Board. After the stockholders agreement is no longer in effect, our Bylaws provide that, so long as our Manager or any of its affiliates serve as our manager, in order for an individual to be qualified to be nominated for election as a director or to serve as a director, the nominee together with all other individuals nominated for election and any individuals who will continue to serve as a director after such election must include at least one individual that is or was designated by KKR Stockholder.

One of our pre-IPO investors, Townsend Holdings, LLC (“Townsend”), has the right to nominate one director to our Board subject to the investor maintaining an investment of at least $75.0 million in our Company. Until such time as the investor no longer has the right to nominate a director, we have agreed to include such investor’s nominee in the slate of director nominees, subject to certain exceptions. In the event that the investor’s nominee is not elected by our stockholders to serve on our Board, we will increase our Board size by one in order to add one additional director, and we will take all action reasonably necessary to cause the investor’s nominee to be appointed by the Board to fill the vacancy created by the increase in the number of directors. Mr. Ahern is the current director nominee of Townsend.

Controlled Company Exception

As a result of its ownership of the share of special voting preferred stock, KKR REFT Asset Holdings beneficially owns shares representing more than 50% of the voting power of our shares eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We currently utilize these exemptions. In the event that we cease to be a “controlled company” and our shares of common stock continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that, in addition to not have a disqualifying relationship, as set forth in the NYSE rules, he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material and whether such relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nominating and Corporate Governance Committee undertook reviews of the directors’ independence and made recommendations to our Board as to those directors meeting the requisite NYSE independence standards applicable to serve on the Board and any heightened standards to serve on a committee of the Board. Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that each of Mr. Langer and Mses. Esteves, Madoff and McAneny is independent under all applicable NYSE standards for Board service and under our Corporate Governance Guidelines. At the committee level, the Board has affirmatively determined that each of Mses. Esteves, Madoff and McAneny, as members of the Audit Committee, is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each of Mr. Langer and Ms. McAneny, as members of the Compensation Committee, is “independent” for purposes of Section 10C(b) of the Exchange Act.

In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through directors’ questionnaires.

Board Structure

The Board may select its Chairperson and the Company’s Chief Executive Officer (“CEO”) in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairperson and CEO should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. Whenever the Chairperson of the Board is also the CEO or is a director who does not otherwise qualify as independent, the independent directors may elect from among themselves a lead director of the Board.

Our Board is led by our Chairperson, and the Chairperson position is separate from our CEO position. We believe that the separation of the Chairperson and the CEO position is appropriate corporate governance for us at this time. Accordingly, Mr. Rosenberg serves as Chairperson, while Mr. Salem serves as our CEO. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, our Chairperson’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning.

Our Corporate Governance Guidelines provide that whenever the Chairperson of the Board does not qualify as an independent director, the independent directors may elect from among themselves a Lead Independent Director of the Board. Accordingly, in 2019, the independent directors appointed Deborah McAneny to serve as Lead Independent Director. Key responsibilities of our Lead Independent Director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman of the Board and the Company’s management team, and calling meetings of the independent directors, as necessary.

Committees of the Board of Directors; Meetings of the Board of Directors and its Committees

Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Affiliate Transaction Committee. The following table summarizes the current membership of the Board and each of the Board’s standing committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Affiliate Transaction Committee
Ralph F. Rosenberg			Chairperson
Todd A. Fisher			Member
Terrance R. Ahern
R. Craig Blanchard(1)		Member
Irene M. Esteves	Member		Member	Member
Jonathan A. Langer		Chairperson		Member
Paula Madoff	Member			Chairperson
Deborah H. McAneny	Chairperson	Member		Member
(1)	Mr. Blanchard is not standing for re-election at the Annual Meeting. Upon the conclusion of his term as a director, Mr. Blanchard will be replaced on the Compensation Committee by Ms. Madoff.

We expect all directors to attend all meetings of the Board, meetings of the committees of which they are members and our annual meeting of stockholders.

During 2019: (1) the Board held seven meetings; (2) the Audit Committee held four meetings; (3) the Compensation Committee held one meeting; (4) the Nominating and Corporate Governance Committee held one meeting; and (5) the Affiliate Transaction Committee held two meetings. In 2019, each director attended our annual meeting of stockholders and at least 75% of the meetings of the Board and committees on which he or she served as a member, except that Mr. Rosenberg attended five of eight such meetings.

Audit Committee

Each member of the Audit Committee has been determined to be “independent” in accordance with our Audit Committee charter and the NYSE and Exchange Act rules applicable to boards of directors generally and audit committees in particular. The Board has also determined that each member of the Audit Committee is “financially literate” within the meaning of the NYSE rules and that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The Board has also determined that Ms. Esteves’s simultaneous service on the audit committees of R.R. Donnelley & Sons Company, Aramark and Spirit AeroSystems Holdings, Inc. does not impair her ability to effectively also serve on our Audit Committee. The Audit Committee is responsible for, among other things, assisting our Board in overseeing and monitoring the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the selection of our independent registered public accounting firm, the independent registered public accounting firm’s qualifications and independence and the performance of the independent registered public accounting firm.

Compensation Committee

Mr. Langer and Ms. McAneny have each been determined to be “independent” in accordance with our Compensation Committee charter and the NYSE and Exchange Act rules applicable to boards of directors generally and compensation committees in particular. The Compensation Committee is responsible for, among other things, administering and interpreting our compensation and benefit policies, approving equity awards made under our incentive plan and recommending compensation to be made to our eligible non-employee directors. To the extent that we are responsible for determining or awarding compensation or other benefits to be made to our executive officers, our employees (if any) or the employees of the Manager or its affiliates who provide service to us, the Compensation Committee will oversee such compensation and benefit determinations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and evaluating individuals eligible to become members of the Board and committees thereof (subject to any stockholders agreement or arrangement entitling such stockholders to nominate directors to our Board), reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection at our annual meeting of stockholders and developing the Company’s corporate governance principles.

Affiliate Transaction Committee

The Affiliate Transaction Committee is currently comprised of Mses. Esteves, Madoff and McAneny and Mr. Langer. All Affiliate Transaction Committee members are “independent,” consistent with the qualifications set forth in the listing standards of the NYSE applicable to boards of directors. The Affiliate Transaction Committee is responsible for reviewing and approving or ratifying related person transactions or, as the Affiliate Transaction Committee may deem necessary or advisable, transactions in which the Company or its subsidiaries are participants and KKR and/or its affiliates, including the Manager, may have a direct or indirect material interest or where such transaction could otherwise create a conflict of interest. The Affiliate Transaction Committee is also responsible for reviewing the Manager’s performance and the fees and expenses paid by us to the Manager and its affiliates.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, Audit Committee charter, Compensation Committee charter, Nominating and Corporate Governance Committee charter and other corporate governance information are available on our website at www.kkrreit.com under the “Investor Relations” tab by selecting “Corporate Governance” and then “Governance Documents.”

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the Lead Independent Director presides at such session.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, employees (if any) and the officers and employees of our Manager and its affiliates who provide services to us, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Conduct, as it relates to employees of KKR, operates in conjunction with, and in addition to, any applicable policies of KKR. Our Code of Conduct is available on our website, www.kkrreit.com, under the “Investor Relations” tab by selecting “Corporate Governance” and then “Governance Documents.” We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.

Oversight of Risk Management

Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our Board. Our Manager is responsible for the day-to-day management of risks we face, whereas the Board, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.

Our Board has overall responsibility in the oversight of risk management related to the Company and its business. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board is supported in its risk oversight function by its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Affiliate Transaction Committee. Each of these committees regularly meets with and reports to the Board. In addition, members of the Board also regularly meet with members of the Company’s and the Manager’s management and other key personnel who advise the Board on areas of enterprise risk, the Company’s policies and practices in overseeing these risks, the Company’s mitigation and response strategies and any incidents that have arisen.

Specifically, in connection with their oversight of risks to our business, our Board and the Audit Committee consider feedback from our Manager, regarding the risks related to our business, operations and strategies. The Audit Committee also assists the Board in its risk oversight responsibilities by periodically reviewing and discussing our accounting, reporting and financial practices, including the integrity of our financial statements, our administrative and financial controls, our compliance with legal and regulatory requirements, risk related to information security and system disruption and our enterprise risk management program. In addition, in connection with their oversight of risk to our business, our Board and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks and any environmental risks, if applicable. The Audit Committee will also consider enterprise risk management. Our Manager regularly reports to our Board regarding our leverage policies and investment guidelines, our asset acquisition process, any asset impairments, our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act of 1940, as amended. Members of our Board also routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our Board and the risks associated with such matters.

With respect to cybersecurity risk oversight, our Board and our Audit Committee receive periodic reports and updates from management on the primary cybersecurity risks facing the Company and the Manager and the measures the Company and the Manager are taking to mitigate such risks. In addition to such periodic reports, our Board and our Audit Committee receive updates from management as to changes to the Company’s and the Manager’s cybersecurity risk profile or certain newly identified risks.

The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Compensation Committee also considers, and discusses with management, whether any risks arising from those compensation policies the Company oversees are reasonably likely to have a material adverse effect the Company. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board and Board committee membership and structure, succession planning and corporate governance. The Affiliate Transaction Committee manages risks associated with related person transactions and potential conflicts of interest involving KKR and its affiliates, including the Manager.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election. This nomination process occurs as part of the slate of directors nominated for election at our annual meeting of stockholders and at times when there is a vacancy on the Board or other need to add a director to the Board or its committees. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates. At a minimum, the Nominating and Corporate Governance Committee assesses each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

When considering whether the directors and nominees listed herein have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation. Stockholders wishing to propose a candidate for consideration may do so by submitting in writing to the attention of the Secretary, KKR Real Estate Finance Trust Inc., at our principal executive offices, currently located at 9 West 57th Street, Suite 4200, New York, New York 10019, any supporting material the stockholder considers appropriate in support of that recommendation. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. In order for a director recommended by a stockholder to be nominated for election to the Board, the stockholder also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2021 Annual Meeting.”

Communications by Stockholders and Other Interested Persons

Stockholders and other interested persons may communicate directly with the Board, the non-executive directors or an individual director by writing to KKR Real Estate Finance Trust Inc. at our principal executive offices, currently located at 9 West 57th Street, Suite 4200, New York, New York 10019, to the attention of the Company’s Legal Department, the Board of Directors, the non-executive directors or the individual director, as applicable. Communications will be distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

COMPENSATION OF DIRECTORS

Annual Director Compensation Program

During 2019, each director who has been determined independent was entitled to receive annual compensation as follows:

•	a cash retainer of $$65,000 paid quarterly in arrears;
•	an additional cash retainer of $10,000 for those serving on the Audit Committee ($15,000 in the case of the Chairperson);
•	an additional cash retainer of $5,000 for those serving on the Compensation Committee ($10,000 in the case of the Chairperson);
•	an additional cash retainer of $5,000 for those serving on the Nominating and Corporate Governance Committee ($10,000 in the case of the Chairperson);

•	an additional cash retainer of $5,000 for those serving on the Affiliate Transaction Committee ($10,000 in the case of the Chairperson); and
•	an equity award of $$65,000 in the form of restricted stock units (“RSUs”), which generally vests in full on the first anniversary of the grant date.

Each of our directors is also reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.

Director Compensation for Fiscal 2019

The following table sets forth the compensation paid or awarded to or earned by our independent directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Terrance R. Ahern	—	—	—
R. Craig Blanchard	—	—	—
Irene M. Esteves	81,250	65,000	146,250
Todd A. Fisher	—	—	—
Jonathan A. Langer	80,000	65,000	145,000
Paula Madoff	85,000	65,000	150,000
Deborah H. McAneny	90,000	65,000	155,000
Ralph R. Rosenberg	—	—	—
(1)	Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation, without taking into account estimated forfeitures.
(2)	On April 26, 2019, each of the independent directors was granted 3,208 RSUs with a grant date fair value of $65,000. These RSU awards will vest on the first anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, our Compensation Committee was composed of Messrs. Langer and Blanchard and Ms. McAneny. Mr. Blanchard is an affiliate of one of our pre-IPO investors, Makena U.S. Real Estate Master Fund B, L.P. (“Makena”).

Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on our Compensation Committee during 2019 are described in “Transactions with Related Persons.”

During fiscal 2019, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or Board of Directors.

EXECUTIVE OFFICERS

The following sets forth the positions, ages and biographical information for our executive officers as of March 18, 2020, other than Mr. Lee, whose biographical information is presented under “Proposal 1 – Election of Directors.” Mr. Lee will continue to serve as an executive officer of the Company until his election to the Board.

Name	Age	Office or Position Held
Matthew A. Salem	46	Chief Executive Officer
W. Patrick Mattson	46	President and Chief Operating Officer
Mostafa Nagaty	42	Chief Financial Officer and Treasurer

Matthew A. Salem served as Co-Chief Executive Officer and Co-President of our Company and of our Manager from October 2015 and March 2016, respectively, until March 2020 when he was appointed sole Chief Executive Officer. Mr. Salem is also a member of our Manager’s investment committee. Mr. Salem joined KKR in 2015 and is a Member and Head of Real Estate Credit at KKR. Mr. Salem serves on both KKR’s Real Estate and KKR’s Real Estate Credit Investment Committees. Prior to joining KKR, Mr. Salem was a Managing Director and member of the Investment Committee at Rialto Capital Management where he was responsible for credit investing, including mezzanine loans, preferred equity and B-Piece securities. Prior to joining Rialto in 2012, Mr. Salem was a Managing Director and Head of CMBS trading at Goldman Sachs. In his five years in the Mortgage Department at Goldman, he had various responsibilities including management of the CMBS desk, trading credit CMBS and secondary market trading of performing and sub-performing CRE whole loans. Before joining Goldman in 2006, Mr. Salem was a Vice President at Morgan Stanley. Prior to joining Morgan Stanley, Mr. Salem worked for Citigroup Alternative Investments where he invested in mezzanine loans, CMBS B-Pieces and other high yield CRE debt instruments on behalf of the Travelers Insurance Companies. He began his career in 1996 at Midland Loan Services in Kansas City. Mr. Salem graduated from Bates College in 1996 with a B.A. in Economics.

W. Patrick Mattson served as Chief Operating Officer and Secretary of our Company and of our Manager since October 2015 and March 2016, respectively, until March 2020 when he was appointed as President and Chief Operating Officer. Mr. Mattson is also a member of our Manager’s investment committee. Mr. Mattson joined KKR in 2015 and is a Managing Director and Chief Operating Officer of the Real Estate Credit Group and serves on the Real Estate Credit Investment Committee, Portfolio Management Committee and the Real Estate Valuation Committee. Prior to joining KKR, Mr. Mattson was a Managing Director at Rialto Capital Management responsible for building and managing the firm’s mezzanine lending platform. Mr. Mattson was a member of the firm’s investment committee and involved in the acquisition and structuring of over 20 CMBS B-piece transactions. Preceding Rialto, Mr. Mattson was an Executive Director at Morgan Stanley. During his nine years at Morgan Stanley he held various positions within the CRE groups, most recently on the Securitized Products Group trading desk. In that role, Mr. Mattson was responsible for the distribution of B-Piece securities as well as the pricing and syndication of large loans and new issue CMBS conduit transactions. Prior to Morgan Stanley, Mr. Mattson was a Senior Manager at Deloitte & Touche LLP and managed the firm’s domestic and international CMBS cash flow modelling practice. Mr. Mattson received a B.A. from the University of Virginia and is a CFA charterholder.

Mostafa Nagaty has served as our Chief Financial Officer and Treasurer since March 2018. From 2015 to 2017, Mr. Nagaty was employed at Annaly Capital Management, Inc. (“Annaly”), a diversified asset manager investing in and financing residential and commercial assets, where he most recently served as Chief Financial Officer of Annaly Commercial Real Estate Group, Inc., the commercial real estate business of Annaly. In his role, Mr. Nagaty managed all financial aspects of Annaly’s commercial real estate business, and worked with the senior team on strategic investment transactions. From 2010 to 2015, Mr. Nagaty was an Audit Senior Manager at PricewaterhouseCoopers LLP where he managed a portfolio of publicly traded REITs, private real estate and investment management clients. From 2006 to 2010, Mr. Nagaty worked at Ernst & Young LLP where he was most recently an Audit Senior Manager and managed a portfolio of real estate clients, specializing in publicly traded REITs, homebuilders and hospitality companies. Mr. Nagaty received a Bachelor of Commerce degree in Accounting from Ain-Shams University in Cairo and an M.B.A from Columbia University. Mr. Nagaty is a Certified Public Accountant.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) to be our independent public accounting firm for the fiscal year ending December 31, 2020 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. Deloitte also serves as the independent registered public accounting firm of KKR, the parent of our Manager.

We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our Board will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm for 2020 is not required by our organizational documents or otherwise. However, our Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte for the audit of our financial statements for 2019 and 2018 and fees billed for other services rendered by Deloitte for those periods (dollars in in thousands).

	Fiscal Year ended December 31,
	2019	2018
Audit fees(1)	$862	$808
Audit-related fees(2)	53	52
Tax fees(3)	157	160
All other fees(4)	—	179
Total	$1,072	$1,199
(1)	Audit fees include amounts billed to us related to (i) annual consolidated financial statements audit work and quarterly reviews and (ii) issuing Deloitte's consents and comfort letters in connection with registration statements, ATM program and equity and debt offerings. For 2018, approximately $235,000 of fees related to issuing Deloitte's consents and comfort letters that were classified as “Audit-related fees” in our 2019 proxy statement have been reclassified as “Audit fees”.
(2)	Audit-related fees are primarily comprised of audit fees of one of our wholly-owned subsidiaries.
(3)	Tax fees include tax compliance, tax planning, tax advisory, and related tax services.
(4)	All other fees for 2018 represent due diligence services in connection with our 2018 collateralized debt obligation issuance. Audit Committee Pre-Approval Policy.

Consistent with SEC policies regarding auditor independence and our Audit Committee’s charter, our Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of our independent registered public accounting firm. In exercising this responsibility, our Audit Committee has adopted a policy for pre-approval of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under this policy, the Audit Committee approves, prior to engagement, the services within each category to be provided by independent registered public accounting firm, and each category is subject to a pre-approved fee limit. The Audit Committee then receives periodically during the year information by category about the actual fees incurred versus the pre-approved amount. If circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. The Audit Committee may delegate pre-approval authority to one or more of its members, and the delegated member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

AUDIT COMMITTEE REPORT

Our Board’s Audit Committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the Board. The charter can be viewed, together with any future changes that may occur, on our website at www.kkrreit.com. The Audit Committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm will also be responsible for auditing and expressing an opinion on our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions.

In the performance of its oversight function, the Audit Committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2019 and related matters. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP.

As part of its review and oversight function, the Audit Committee has:

•	discussed with Deloitte & Touche LLP the matters required to be discussed by applicable auditing standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and Rule 2-07 of Regulation S-X of the Securities and Exchange Commission; and
•	received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

The Audit Committee has also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The Audit Committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

Based on the Audit Committee’s considerations, discussions with management and discussion with the independent auditors as described above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2019 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the SEC.

Submitted by the Audit Committee of the
Company’s Board of Directors:

Deborah H. McAneny (Chair)
Irene M. Esteves
Paula Madoff

EXECUTIVE COMPENSATION

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, also known as the JOBS Act. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our co-principal executive officers during 2019 and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at 2019 Fiscal Year End table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” compensation.

We will remain an emerging growth company until the earliest to occur of: (i) December 31, 2022; (ii) the last day of the fiscal year during which our annual gross revenues are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of any fiscal year in which we become a “large accelerated filer,” which means that we have been public for at least 12 months, have filed at least one annual report and the market value of our voting and non-voting common equity held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Overview

We have no employees and are externally managed by our Manager pursuant to a management agreement (the (“Management Agreement”). In addition, our executive officers are employees of our Manager or one or more of its affiliates and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement.

Except with respect to our equity-based awards described below, we do not pay, award or provide our executive officers any compensation or benefits, and we have no compensation agreements with our executive officers. Additionally, we do not determine the form and amount of compensation and benefits awarded by our Manager or its affiliates to our executive officers for their services to us. Instead, our Manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. Our Manager or its affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. We, in turn, pay our Manager management fees.

Pursuant to the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) our Manager pays to its personnel serving as our Chief Financial Officer based on the percentage of such officer’s time spent on our affairs. Our Chief Financial Officer receives no pension or retirement benefits or nonqualified deferred compensation in connection with his service to us, and there are no severance arrangements to make cash payments to our Chief Financial Officer upon his termination or in the event of our change in control.

Our Manager is responsible, and we do not reimburse our Manager or its affiliates, for the cash compensation and benefits awarded to personnel of our Manager and its affiliates who serve as our named executive officers other than that for our Chief Financial Officer. In addition, the Management Agreement does not require that any of our named executive officers dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees we pay to our Manager to be allocated to our named executive officers. Instead, members of our management team are required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity. Furthermore, our Manager does not compensate its employees who serve as our other executive officers specifically for their services to us, because these individuals also provide investment management and other services to other investment vehicles that are sponsored, managed or advised by affiliates of our Manager. Accordingly, our Manager has informed us that it cannot identify the portion of the compensation it awards to our other executive officers that relates solely to such executives’ services to us.

For the fiscal year ended December 31, 2019, we paid our Manager an aggregate of $21.8 million pursuant to the management agreement, of which $17.1 million represented management fees, $3.3 million represented incentive compensation fees and $1.5 million represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by our Chief Financial Officer in 2019.

Our named executive officers for 2019 and the offices they held during 2019 were: Christen E.J. Lee, our Co-Chief Executive Officer and Co-President; Matthew A. Salem, our Co-Chief Executive Officer and Co-President; W. Patrick Mattson, our Chief Operating Officer and Secretary; and Mostafa Nagaty, our Chief Financial Officer and Treasurer. In March 2020, the Board nominated Mr. Lee as a director candidate for election at the Annual Meeting and, in connection with his nomination, appointed Mr. Salem as the Company’s sole Chief Executive Officer and appointed Mr. Mattson as the Company’s President and Chief Operating Officer. Upon his election to the Board, Mr. Lee will serve as Vice Chairman.

Equity-Based Compensation

We have adopted an incentive plan, the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan (the “Incentive Plan”), under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors and directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. These awards are designed to align the interests of such individuals with those of our stockholders and enable our Manager and its affiliates that provide services to us and our subsidiaries to attract, motivate and retain talented individuals.

Our Compensation Committee may, from time to time grant our named executive officers equity-based awards, including stock options, restricted shares of our common stock, RSUs, stock appreciation rights and other equity-based awards that are exercisable for or settle in shares of our common stock. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. The Compensation Committee reviews the recommendations of the Company’s chief executive officer and outside compensation consultant in determining the appropriate size of the equity award for each executive officer. These recommendations take into account the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each executive officer and the desire to continue to align the interests of each of our executive officers with our stockholders.

In 2019, our named executive officers were granted RSUs in the following amounts: 75,000 RSUs to Mr. Lee; 75,000 RSUs to Mr. Salem; 45,000 RSUs to Mr. Mattson; and 10,000 RSUs to Mr. Nagaty. These RSUs will vest in three substantially equal annual installments beginning on October 1, 2020.

Each of our executive officers is also subject to stock ownership requirements, which provide that the executive retain at least 15% of the shares of common stock underlying his or her vested equity-based awards prior to giving effect to any net settlement due to tax withholding.

Summary Compensation Table

The following table sets forth all compensation paid to or accrued by our named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

Name and Principal Position	Year	Salary $	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christen E.J. Lee
Former Co-Chief Executive Officer and Co-President	2019	—	—	1,548,750	—	—	—	—	1,548,750
	2018	—	—	1,256,763	—	—	—	—	1,256,763
Matthew A. Salem
Chief Executive Officer	2019	—	—	1,548,750	—	—	—	—	1,548,750
	2018	—	—	1,256,763	—	—	—	—	1,256,763
W. Patrick Mattson
President and Chief Operating Officer	2019	—	—	929,250	—	—	—	—	929,250
	2018	—	—	896,333	—	—	—	—	896,333
Mostafa Nagaty(2)
Chief Financial Officer and Treasurer	2019	250,000	277,655	206,479	—	—	—	40,845	774,979
	2018	191,288	149,908	189,700	—	—	—	24,249	555,145
(1)	Represents the grant date fair value of the awards computed in accordance with FASB ASC 505, Equity, without taking into account estimated forfeitures.
(2)	Amounts in the “Salary,” “Bonus” and “All Other Compensation” columns represent the compensation expense, including annual base salary and bonus, that was allocable under the Management Agreement based on the percentage of time Mr. Nagaty spent managing our affairs in his capacity as our Chief Financial Officer. The amount in “All Other Compensation” for 2019 column includes our allocable share of expenses in the amount of $16,204 associated with taxes incurred by Mr. Nagaty and $24,641 in respect of Company-paid healthcare benefits.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christen E.J. Lee	133,834	(3)	2,732,890	—	—
Matthew A. Salem	130,501	(4)	2,664,830	—	—
W. Patrick Mattson	84,500	(5)	1,725,490	—	—
Mostafa Nagaty	16,667	(6)	340,340	—	—
(1)	Represents the RSUs that had not vested as of December 31, 2019. For additional information on vesting upon specified termination events, see “Potential Payments Upon Termination or Change in Control.”
(2)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2019, the last trading day of the fiscal year, of $20.42.
(3)	Includes: (i) 14,667 RSUs granted on December 22, 2017, which will vest on April 1 2020; (ii) 44,167 RSUs granted on December 21, 2018, which will vest in substantially equal installments on October 1, 2020 and October 1, 2021; and (iii) 75,000 RSUs granted on December 20, 2019, which will vest in substantially equal installments on October 1, 2020, October 1, 2021 and October 1, 2022.
(4)	Includes: (i) 11,334 RSUs granted on December 22, 2017, which will vest on April 1, 2020; (ii) 44,167 RSUs granted on December 21, 2018, which will vest in substantially equal installments on October 1, 2020 and October 1, 2021; and (iii) 75,000 RSUs granted on December 20, 2019, which will vest in substantially equal installments on October 1, 2020, October 1, 2021 and October 1, 2022.
(5)	Includes: (i) 8,000 RSUs granted on December 22, 2017, which will vest on April 1, 2020; (ii) 31,500 RSUs granted on December 21, 2018, which will vest in substantially equal installments on October 1, 2020 and October 1, 2021; and (iii) 45,000 RSUs granted on December 20, 2019, which will vest in substantially equal installments on October 1, 2020, October 1, 2021 and October 1, 2022.
(6)	Includes: (i) 6,667 RSUs granted on December 21, 2018, which will vest in substantially equal installments on October 1, 2020 and October 1, 2021; and (ii) 10,000 RSUs granted on December 20, 2019, which will vest in substantially equal installments on October 1, 2020, October 1, 2021 and October 1, 2022.

Potential Payments Upon Termination or Change in Control

Upon the named executive officer’s termination of employment other than for death or “disability” (as defined in the Incentive Plan), vesting generally ceases for his RSUs that have not vested. Upon the named executive officer’s death or disability, any of his unvested RSUs will immediately vest. The value of unvested RSUs held by our named executive officers as of December 31, 2019 are set forth above in the Outstanding Equity Awards at 2019 Fiscal Year-End table.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our voting equity as of the Record Date held by (1) each person known to us to beneficially own more than 5% of any class of our outstanding voting securities, (2) each of our directors, director nominees and named executive officers and (3) all of our directors and executive officers as a group.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted, the address of each beneficial owner is c/o KKR Real Estate Finance Trust Inc., 9 West 57th Street, Suite 4200, New York, New York 10019.

	Common Stock Beneficially Owned		Other Voting Equity Beneficially Owned(2)		Combined Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent	Percent
Greater than 5% owner
KKR Affiliates(1)	22,008,616	38.3%	1	100.0	(2)
Townsend Holdings, LLC(3)	5,626,470	9.8%	—	—	9.8%
BlackRock, Inc.(4)	4,730,845	8.2%	—	—	8.2%
Nan Shan Life Insurance Co., Ltd.(5)	3,500,000	6.1%	—	—	6.1%
Named Executive Officers, Directors and Director Nominees
Ralph F. Rosenberg(6)	250,578	*	—	—	*
Todd A. Fisher(7)	100,232	*	—	—	*
Terrance R. Ahern(8)	—	—	—	—	—
R. Craig Blanchard	—	—	—	—	—
Irene M. Esteves	6,028	*	—	—	*
Jonathan A. Langer	23,659	*	—	—	*
Paula Madoff	6,242	*	—	—	*
Deborah H. McAneny	16,159	*	—	—	*
Christen E.J. Lee(9)	112,928	*	—	—	*
Matthew A. Salem(10)	72,228	*	—	—	*
W. Patrick Mattson(11)	31,615	*	—	—	*
Mostafa Nagaty	2,210	*	—	—	*
All directors and executive officers as a group (12 persons)	527,191	*	—	—	*
*	Represents less than 1%.
(1)	Based on a Schedule 13G/A filed with the SEC on February 14, 2020. Includes 20,000,000 shares of common stock held by KKR REFT Holdings L.P. and 2,008,616 shares of common stock held by Tactical Value SPN-KREF Holdings L.P., which shares are held primarily for a third party.

The general partner of KKR REFT Holdings L.P. is KKR REFT Holdings GP LLC, which is wholly owned by KKR REFT Asset Holdings LLC. KKR REFT Asset Holdings LLC is owned by KKR Group Partnership L.P. and KKR Financial Holdings LLC, whose common shares are wholly owned by KKR Group Partnership L.P. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P.

The general partner of Tactical Value SPN-KREF Holdings L.P. is Tactical Value SPN-SPV GP LLC, the sole member of which is KKR Tactical Value SPN L.P., the general partner of which is KKR Associates TV SPN L.P. The general partner of KKR Associates TV SPN L.P. is KKR TV SPN GP Limited, the sole shareholder of which is KKR Group Partnership L.P. The general partner of KKR Group Partnership L.P. is KKR Group Holdings Corp.

KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the controlling shareholder of KKR & Co. Inc. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. In such capacities, each of the aforementioned entities and individuals may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the shares held by KKR REFT Holdings L.P. and Tactical Value SPN-KREF Holdings L.P. The address of each of these persons and entities, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)	KKR REFT Asset Holdings, an affiliate of KKR Stockholder, owns the one share of our special voting preferred stock. Until such time as (1) KKR Stockholder ceases to own at least 25% of the outstanding shares of our common stock, (2) KKR REFT Asset Holdings elects to convert the share of our special voting preferred stock into one share of our common stock or (3) beneficial and/or record ownership of the share of our special voting preferred stock is transferred to any person other than KKR Stockholder, the share of our special voting preferred stock gives KKR REFT Asset Holdings the right, solely with respect to the election of members of our Board, to vote the number of votes necessary (when combined with the aggregate number of votes KKR REFT Asset Holdings is entitled to vote as a result of its ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors.
(3)	Based on a Schedule 13G/A filed with the SEC on February 11, 2020, TTG KREF SA HoldCo, LLC beneficially owns 498,643 shares of our common stock, TREA II AIV ERISA, LP beneficially owns 643,226 shares of our common stock, TREA II AIV NON-ERISA, LP beneficially owns 1,361,369 shares of our common stock, Lake Tahoe III, L.P. beneficially owns 2,500,732 shares of our common stock and GPF Real Estate Co-Investment L.P. beneficially owns 622,500 shares of our common stock. Townsend Holdings, LLC exercises full investment discretion and voting control over such shares. The address of each of these entities is c/o Townsend Holdings, LLC, 1660 West 2nd Street, Suite 450, Cleveland, OH 44113.
(4)	Based on a Schedule 13G filed with the SEC on February 7, 2020, BlackRock, Inc. has sole voting power over 4,665,181 shares of our common stock and sole dispositive power over 4,730,845 shares of our common stock. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.
(5)	Based on a Schedule 13G filed with the SEC on February 12, 2018, Nan Shan Life Insurance Co., Ltd. has sole voting and dispositive power over 3,500,000 shares of our common stock. The address of Nan Shan Life Insurance Co., Ltd. is No. 168, Zhuang Jing Road, Xinyi District, Taipei City 11049, Taiwan (Republic of China).
(6)	Includes 125,289 shares of common stock held by Rosenberg Enterprises, L.P., over which Mr. Rosenberg has investment authority.
(7)	Includes 50,116 shares of common stock held by the Fisher Family 2002 Trust, of which Mr. Fisher is the investment trustee.
(8)	Mr. Ahern is an employee of Townsend but disclaims beneficial ownership of the shares beneficially held by Townsend or its affiliates.
(9)	Includes (i) 14,667 RSUs scheduled to vest within 60 days of the Record Date, (ii) 3,000 shares of common stock held by Mr. Lee’s spouse and (ii) 5,000 shares of common stock held on behalf of Mr. Lee’s children.
(10)	Includes 11,334 RSUs scheduled to vest within 60 days of the Record Date.
(11)	Includes 8,000 RSUs scheduled to vest within 60 days of the Record Date.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policy

Our Board has adopted a written related person transaction policy, setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Under the policy, related person transactions are approved or ratified by our Board or a duly authorized committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

As part of our related person transaction policy, the Board has formed and constituted an Affiliate Transaction Committee composed of the Board’s independent directors. The Affiliate Transaction Committee is responsible for reviewing and approving or ratifying a related person transactions or, as the Affiliate Transaction Committee may deem necessary or advisable, transactions in which the Company or its subsidiaries are participants and KKR and/or its affiliates, including the Manager, may have a direct or indirect material interest or where such transaction could otherwise create a conflict of interest.

Management Agreement

In connection with our IPO, in May 2017, we entered into the Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Pursuant to the Management Agreement, our Manager manages our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our Board. Our Manager is responsible for, among other matters, (1) the selection, origination or purchase and sale of our portfolio investments, (2) our financing activities and (3) providing us with investment advisory services. Our Manager is also responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our investments and business and affairs as may be appropriate. Our investment decisions are approved by an investment committee of our Manager that is comprised of senior investment professionals of KKR, including senior investment professionals of KKR Real Estate.

Pursuant to the terms of our Management Agreement, our Manager is paid a management fee in an amount equal to the greater of: (x) $250,000 per annum ($62,500 per quarter); and (y) 1.50% per annum (0.375% per quarter) of our “Equity” (as defined in the Management Agreement). The Manager is also entitled to incentive compensation in an amount equal to the excess of (1) the product of (a) 20% and (b) the excess of (i) our Core Earnings (as defined in the Management Agreement) for the previous 12-month period, over (ii) the product of (A) our Equity in the previous 12-month period, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarters of such previous 12-month period. We are also required to reimburse our Manager or its affiliates for specified costs and expenses incurred by it and its affiliates on our behalf except for those specifically required to be borne by our Manager under the Management Agreement.

The initial term of our Management Agreement expired on October 8, 2017 and, pursuant to the terms of the Management Agreement, initially automatically renewed for one-year terms on each anniversary thereafter. For administrative efficiency purposes, the Management Agreement was amended in August 2019 to change the expiration date of each automatic renewal period from October 7th to December 31st. The Management Agreement may be terminated annually, without cause, upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us and our subsidiaries taken as a whole or (2) our determination that the management fee and incentive fee payable to our Manager are not fair, subject to our Manager’s right to prevent any termination due to unfair fees by accepting a reduction of management and/or incentive fees agreed to by at least two-thirds of our independent directors. We must provide our Manager 180 days’ written notice of any termination. Unless terminated for cause as described below, our Manager will be paid a termination fee equal to three times the sum of (i) the average annual management fee and (ii) the average annual incentive fee, in each case earned by our Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination.

As part of its oversight of agreements and arrangements with the Manager and its affiliates, our Affiliate Transaction Committee regularly reviews the services performed by the Manager and the fees paid therefor.

For the fiscal year ended December 31, 2019, we paid our Manager an aggregate of $21.8 million pursuant to the management agreement, of which $17.1 million represented management fees, $3.3 million represented incentive compensation fees and $1.5 million represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by our Chief Financial Officer in 2019.

Incentive Plan

KREF's Compensation Committee administers the Incentive Plan, which provides for awards of stock options; stock appreciation rights; restricted stock; RSUs; limited partnership interests of KKR Real Estate Finance Holdings L.P. (the “Operating Partnership”), a wholly-owned subsidiary of KREF, that are directly or indirectly convertible into or exchangeable or redeemable for shares of KREF's common stock pursuant to the limited partnership agreement of the Operating Partnership (“OP Interests”); awards payable by (i) delivery of KREF's common stock or other equity interests, or (ii) reference to the value of KREF's common stock or other equity interests, including OP Interests; cash-based awards; or performance compensation awards.

No more than 7.5% of the issued and outstanding shares of KREF’s common stock on a fully diluted basis, assuming the exercise of all outstanding stock options granted under the Incentive Plan and the conversion of all warrants and convertible securities into shares of common stock, or a total of 4,028,387 shares of common stock, will be available for awards under the Incentive Plan. In addition, (i) the maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director (as defined in the Incentive Plan), taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1.0 million and (ii) the maximum amount that can be paid to any participant for a single fiscal year during a performance period (or with respect to each single fiscal year if a performance period extends beyond a single fiscal year) pursuant to a performance compensation award denominated in cash will be $10.0 million.

No awards may be granted under the Incentive Plan on and after February 12, 2026. The Incentive Plan will continue to apply to awards granted prior to such date. During the year ended December 31, 2019, KREF granted 362,832 RSUs to KREF's directors and employees of the Manager. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. As of December 31, 2019, 3,249,739 shares of common stock remained available for awards under the Incentive Plan.

Stockholders Agreement and Other Governance Rights of Certain Pre-IPO Stockholders

Pursuant to our Charter until such time as (1) KKR Stockholder ceases to own at least 25% of the outstanding shares of our common stock, (2) KKR REFT Asset Holdings elects to convert the share of our special voting preferred stock into one share of our common stock or (3) beneficial and/or record ownership of the share of our special voting preferred stock is transferred to any person other than KKR Stockholder, the share of our special voting preferred stock gives KKR REFT Asset Holdings the right, solely with respect to the election of members of our Board, to vote the number of votes necessary (when combined with the aggregate number of votes KKR REFT Asset Holdings is entitled to vote as a result of its ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors.

In addition, pursuant to our stockholders agreement, so long as KKR Stockholder owns at least 25% of our outstanding common stock, KKR Stockholder will have the right to nominate at least half of the directors to our Board. After the stockholders agreement is no longer in effect, our Bylaws provide that, so long as our Manager or any of its affiliates serve as our manager, in order for an individual to be qualified to be nominated for election as a director or to serve as a director, the nominee together with all other individuals nominated for election and any individuals who will continue to serve as a director after such election must include at least one individual that is or was designated by KKR Stockholder.

In addition, one of our pre-IPO investors, Townsend, has the right to nominate one director to our Board subject to the investor maintaining an investment of at least $75.0 million in our Company. Until such time as the investor no longer has the right to nominate a director, we have agreed to include such investor’s nominee in the slate of director nominees, subject to certain exceptions. In the event that the investor’s nominee is not elected by our stockholders to serve on our Board, we will increase our Board size by one in order to add one additional director, and we will take all action reasonably necessary to cause the investor’s nominee to be appointed by the Board to fill the vacancy created by the increase in the number of directors. Mr. Ahern is the current director nominee of Townsend.

Registration Rights Agreement

We have entered into a registration rights agreement with KKR Stockholder, Makena, Townsend and other pre-IPO holders of our common stock sold to them in connection with their subscription for shares of our common stock in the private placements consummated prior to our IPO (the “pre-IPO private placements”). The registration rights agreement gives such registration rights holders an unlimited number of “demand” registrations and customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act. During fiscal 2019, Makena sold all shares of KREF common stock previously owned by it.

Tag-along Rights

Townsend has tag-along rights with respect to certain sales of our common stock intended by KKR REFT Asset Holdings, its permitted transferees and/or any of its affiliates (other than us or our subsidiaries) to a proposed buyer (other than a permitted transferee) in an amount equal to at least $20.0 million. The tag-along rights will terminate when Townsend and its affiliates no longer own at least 5% of our outstanding common stock.

Non-Voting Manager Units

In connection the pre-IPO private placements, those pre-IPO investors were also allocated non-voting units in the Manager (“Non-Voting Manager Units”). For each $100.0 million of shares of our common stock that were acquired by investors participating in the private placements, the investors were allocated 6.67% of our Manager’s then-outstanding units. Each investor was allocated its pro rata share of the Non-Voting Manager Units based on the investor’s shares of our common stock. Except for the Non-Voting Manager Units, the limited liability company interests of our Manager are owned and controlled by an affiliate of KKR Stockholder. The Non-Voting Manager Units constituted 29.2% of our Manager’s outstanding units as of December 31, 2019. KKR may exercise certain call rights with respect to the Non-Voting Manager Units beginning in October 2021, and holders may submit a notice of their intent to exercise certain put rights with respect to the Non-Voting Manager Units. To facilitate compliance by Nan Shan Life Insurance Co., Ltd. (“Nan Shan”) with regulatory requirements applicable to it in connection with its investment in shares of our common stock in the private placements, we issued Nan Shan one share of our special non-voting preferred stock in lieu of its receipt of Non-Voting Manager Units. The corresponding Non-Voting Manager Units are held by a taxable REIT subsidiary of the Company. All distributions received by our subsidiary from these Non-Voting Manager Units are passed through to the investor as preferred distributions on its special non-voting preferred stock, less applicable taxes and withholdings. These Non-Voting Manager Units constituted 4.7% of our Manager’s outstanding units as of December 31, 2019.

As of December 31, 2019, affiliates of KKR, Makena and Townsend held, directly and indirectly, 76.6%, 10.0% and 7.5%, respectively, of the Non-Voting Manager Units outstanding as of such date and received during the year ended December 31, 2019 distributions in the amount of $15.3 million, $2.0 million and $1.5 million, respectively, in respect of such Non-Voting Manager Units. Nan Shan received distributions in respect of its special non-voting preferred stock in the amount of $0.9 million during the year ended December 31, 2019.

Purchases of Our Common Stock by KKR Stockholder, its Affiliates and Employees

KKR Stockholder purchased 23,750,000 shares of our common stock prior to the completion of our IPO (equal to an aggregate investment of $475.0 million at a purchase price of $20.00 per share), and were issued an additional 8,616 shares as a reimbursement settled in shares of our common stock pursuant to a true-up provision in our stockholders agreement. Certain current and former employees of and non-employee consultants to KKR purchased 587,500 shares of our common stock (equal to an aggregate investment of $11.8 million at a purchase price of $20.00 per share) through a feeder vehicle in the private placements of our common stock prior to our IPO, and were issued an additional 1,350 shares pursuant to the true-up provision in our stockholders agreement. The feeder vehicle distributed the shares to these individuals in connection with our IPO. The transfer of such shares are restricted until November 2021 unless we decide to lift such restrictions in our sole discretion.

Relationship with KKR Capital Markets

In April 2018, we entered into a term loan financing arrangement (“Term Loan Facility”) with third party lenders under which KCM will serve as arranger. In consideration for structuring and sourcing the Term Loan Facility, KCM will receive from KREF fees equal to 0.75% of the committed loan advances. As of the date of this proxy statement, there was a $1 billion maximum loan commitment under the Term Loan Facility. Since the beginning of the fiscal year ended December 31, 2019, we paid KCM $1.5 million in structuring fees in connection with the facility.

In August 2018, we entered into a loan financing facility with BMO Harris Bank (“BMO Facility”) under which KCM will serve as arranger. In consideration for structuring and sourcing the BMO Facility, KCM will receive from KREF fees equal to 0.35% of the committed loan advances. As of the date of this proxy statement, there was a $300 million maximum loan commitment under the BMO Facility. Since the beginning of the fiscal year ended December 31, 2019, we paid KCM $0.2 million in structuring fees in connection with the facility.

In December 2018, we entered into an unsecured corporate revolving credit facility with Morgan Stanley Senior Funding and Goldman Sachs (the “Revolver”) for which KCM will serve as arranger. In consideration for structuring and sourcing the Revolver, KCM will receive from KREF fees equal to 0.75% of the aggregate amount of commitments thereunder. As of the date of this proxy statement, there was a $335 million maximum loan commitment under the Revolver. Since the beginning of the fiscal year ended December 31, 2019, we paid KCM $1.7 million in structuring fees in connection with the facility.

In February 2019, we entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and KCM as sales agents, pursuant to which we may sell, from time to time, up to an aggregate sales price of $100.0 million of our common stock. Under the Equity Distribution Agreement, each sales agent, including KCM, will be entitled to compensation in an amount not to exceed, but may be less than, 2.00% of the gross sales price per share for any common stock sold through it. Since the beginning of the fiscal year ended December 31, 2019, we have not paid KCM any fees in connection with the Equity Distribution Agreement.

In March 2020, we entered into a warehouse financing facility with HSBC Bank USA N.A. (the “HSBC Facility”) under which KCM will serve as arranger. In consideration for structuring and sourcing the HSBC Facility, KCM will receive from KREF fees up to 0.25% of the facility amount, subject to a cap of $1.25 million to be paid as loans fund on the facility. As of the date of this proxy statement, there was a $500 million maximum loan commitment under the HSBC Facility. Since the beginning of the fiscal year ended December 31, 2019, we paid KCM $0.1 million in structuring fees in connection with the facility.

KKR License Agreement

We have entered into a license agreement with KKR pursuant to which KKR has granted us a fully paid-up, royalty-free, non-exclusive license to use the name “KKR Real Estate Finance Trust Inc.,” the ticker symbol “KREF” and our domain name. Under this agreement, we have a right to use this name, ticker symbol and domain name for so long as our Manager (or another affiliate of KKR) serves as our Manager pursuant to the Management Agreement and our Manager (or another managing entity) remains an affiliate of KKR under the license agreement. The license agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice. KKR and its affiliates will retain the right to continue using the “KKR” name. In the event that the license agreement is terminated, we will be required to change our name, ticker symbol and domain name and cease using the “KKR” name.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our Charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors and executive officers for which indemnification is sought.

ANNUAL REPORT

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are available on our website at www.kkrreit.com under “SEC Filings” of the Investor Relations tab. Copies of our Annual Report on Form 10-K for the fiscal year ended

December 31, 2019, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to KKR Real Estate Finance Trust Inc. at our principal executive offices, which are currently located at 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Investor Relations.

OTHER BUSINESS

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2021 Annual Meeting, the proposal should be mailed by registered mail return receipt requested, to our Secretary, KKR Real Estate Finance Trust Inc. at our principal executive offices, which are currently located at 9 West 57th Street, Suite 4200, New York, New York 10019.

To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2021 and form of proxy, a proposal must be received by our Secretary on or before November 18, 2020. If the date of our annual meeting to be held in 2021 is advanced or delayed by more than 30 days before or after the first anniversary of the date of the Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials for the annual meeting to be held in 2021. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the annual meeting of stockholders to be held in 2021, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. Therefore, to be presented at our annual meeting to be held in 2021, a proposal must be received on or after October 19, 2020 but not later than November 18, 2020. In the event that the date of our annual meeting to be held in 2021 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call 800-542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting our Investor Relations department at 888-806-7781 or KREF-IR@kkr.com.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on April 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95461-P34538

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KKR REAL ESTATE FINANCE TRUST INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Terrance R. Ahern
02) Irene M. Esteves
03) Todd A. Fisher
04) Jonathan A. Langer
05) Christen E.J. Lee
06) Paula Madoff
07) Deborah H. McAneny
08) Ralph F. Rosenberg

The Board of Directors recommends you vote FOR the following proposal:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E95462-P34538

KKR REAL ESTATE FINANCE TRUST INC.
Annual Meeting of Stockholders
April 27, 2020 8:30 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christen E.J. Lee, Matthew A. Salem, W. Patrick Mattson and Christopher Lee, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of KKR Real Estate Finance Trust Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 27, 2020 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on April 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95463-P34538

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KKR REAL ESTATE FINANCE TRUST INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Terrance R. Ahern
02) Irene M. Esteves
03) Todd A. Fisher
04) Jonathan A. Langer
05) Christen E.J. Lee
06) Paula Madoff
07) Deborah H. McAneny
08) Ralph F. Rosenberg

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E95464-P34538

KKR REAL ESTATE FINANCE TRUST INC.
Annual Meeting of Stockholders
April 27, 2020 8:30 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christen E.J. Lee, Matthew A. Salem, W. Patrick Mattson and Christopher Lee, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of KKR Real Estate Finance Trust Inc. preferred stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held April 27, 2020 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side